UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: November 1, 2016
(Date of earliest event reported)

A.M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

EXPLANATORY NOTE

A.M. Castle & Co. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on November 4, 2016 (the “Original Form 8-K”), solely to amend Item 5.03 and refile the Amended and Restated Bylaws of the Company filed as Exhibit 3.1 to correct a clerical error in Exhibit 3.1 to the Original Form 8-K. The corrected Amended and Restated Bylaws of the Company is filed as Exhibit 3.1 hereto and supersedes and replaces in its entirety the Amended and Restated Bylaws of the Company filed as Exhibit 3.1 to the Original Form 8-K.

This Form 8-K/A does not otherwise change or update the disclosure set forth in the Original Form 8-K and does not otherwise reflect events after the Original Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2016, the Board approved an amendment to the Amended and Restated Bylaws of the Company (the “Amendment”). The Amendment amended Section 1 of Article III to change the minimum number of directors on the Board from eight (8) directors to four (4) directors.

The description above of the Amendment to the Company’s Amended and Restated Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of Section 1 of Article III of the Amended and Restated Bylaws, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are filed as part of this report:

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws of A. M. Castle & Co., as adopted on November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

/s/ Marec E. Edgar
February 3, 2017	By:	Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws of A. M. Castle & Co., as adopted on November 3, 2016.